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                                                                      EXHIBIT 21

                                  EXHIBIT 21

                   SUBSIDIARIES OF MAXWELL SHOE COMPANY INC.

    Sprague Company
    101 Sprague Street
    P.O. Box 37
    Readville (Boston), Mass. 02137

    State or other jurisdiction of incorporation or organization - Delaware

    Ownership by Maxwell Shoe Company Inc. - 100%


    Maxwell Retail Inc.
    101 Sprague Street
    P.O. Box 37
    Readville (Boston), Mass. 02137

    State or other jurisdiction of incorporation or organization - Delaware

    Ownership by Maxwell Shoe Company Inc. - 100%